SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: January 22, 2002
              ----------------------------------------------------
              (Date of earliest event reported - January 15, 2002)


                             SDC International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         0-27520                      75-2583767
----------------                  ------------                ---------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)                Identification
incorporation)                                                     Number)



             777 S. Flagler  8th Floor West  W. Palm Beach, FL 33401
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

  Registrant's telephone number including area code (561) 882-9300
                                                   -----------------

      (Former name or former address, if changed since last report.)


Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

(a) (i) On January 15, 2002 the Board of Directors determined to replace Richard A. Eisner & Company, LLP, the Company's independent public accountants for the fiscal year ending December 31, 2000, with KPMG Ceska republika, s.r.o. ("KPMG"), which will be the Company's independent public accountants for its fiscal year ending December 31, 2001.

(ii) In connection with the audit for the Company's fiscal year ended December 31, 2000 and through the date of this report, there were no disagreements or reportable events with Richard A. Eisner & Company, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to their satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with their report.

(iii) The report of Richard A. Eisner & Company, LLP for the year ended December 31, 2000 does not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

(b) The Company has not had any discussions nor received any written opinion or oral advice from KPMG during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the registrant's financial statements.

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits
        ---------------------------------------------------------

(c)   Exhibits

(1) Letter from Richard A. Eisner & Company, LLP required by Item 304(a)(3) of Regulation S-B.


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                                Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SDC International, Inc.


                                     /s/ Ronald A. Adams
                                     --------------------------------
                                     Chairman/Chief Financial Officer
Dated:  January 22, 2002



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